Exhibit 10.20

[***] INDICATES THAT CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE OF THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

Supply and Construction Agreement

1.	Purchaser : Bio-X Co., Ltd.

2.	Services : Supply and construction of G-GLASS by GLAAM Co., Ltd. (the “Seller”)

3.	Construction Site : Inside the Bio-X Pilot Facility of Seoul City University in the Jungrang-gu Water Recycling Center

4.	Contract Date : May 21, 2022

5.	Contract Amount : KRW Six hundred and sixty million (KRW 660,000,000)

(1)	Supply Amount : KRW Six hundred million (KRW 600,000,000)

(2)	VA Tax : KRW Sixty million (KRW 60,000,000)

6.	Payment

6-1.	Pre-payment

(1)	KRW One hundred and eighty million (KRW 180,000,000)

(2)	Payment Date : May 31, 2022

(3)	Payment Method : Cash only

6-2.	Balance Payment

(1)	KRW four hundred and eighty million (KRW 480,000,000)

(2)	Payment Date : June 30, 2022

(3)	Payment Method : Cash only

7.	Defective Performance Bonds : Replaced with the memorandum by mutual consultation

The parties shall enter into a construction contract in accordance with the above and the main part hereof, and shall prepare two copies of the contract and keep each copy, respectively, after signing and sealing.

Company Name : Bio-X Co., Ltd.	Company Name : GLAAM Co., Ltd.

Address: 8F, 10, Ewhayeodae 1-gil,	Address: 298-42, Cheongbukjungang-ro,
Seodaemun-gu, Seoul, ROK	Pyeongtaek-si, Gyeonggi-do, ROK

Business Registration Number : 296-87-65996	Business Registration Number : 211-87-65996

Representative Director: /s/ Houng Ki Kim	Representative Director: /s/ Keong Rae Kim

Contract (Main Part)

The purpose of this contract is to define the rights and obligations regarding the delivery of “G-GLASS” between the two Parties, Bio-X Co., Ltd. and GLAAM Co., Ltd. (hereinafter referred to as “BIO-X” and “GLAAM” respectively).

Article 1 (Basic Principle)

Bio-X and GLAAM shall exercise their rights and fulfill their obligations in accordance with the principle of good faith on an equal footing with each other in completing the ‘G-GLASS Delivery’ and paying the payment, etc. under this contract.

Article 2 (Scope of Construction)

① The basic roles of the two companies are as follows to ensure the smooth implementation of this project.

1.	Role of Bio-X

1)	Administrative Support for smooth carrying out the project

2.	Role of GLAAM

1)	Delivery of one pack of ‘G-GLASS’

Article 3 (Consultation and Instruction of Construction)

①

If the construction schedule, etc. is inconsistent with the purpose of this project, Bio-X may request a revision within a specified period of time. In this case, GLAAM shall modify the construction schedule, etc. in consultation with Bio-X and notify the fact.

②

Bio-X may give instructions necessary for the construction until the construction is completed, and GLAAM shall follow the instructions. Provided, that if GLAAM determines that there are reasons that make it unsuitable to follow the instructions, GLAAM can decide otherwise by consultation.

③	Provided, that if the construction schedule presented by ‘Bio-X is not suitable, GLAAM can consult with Bio-X to submit a construction schedule, etc.

Article 4 (Adjustment with Related Construction)

① Bio-X may change the construction period, construction contents, contract amount, etc. of this construction in consultation with GLAAM if coordination with related construction (hereinafter referred to as ‘related Construction’) is necessary for the smooth execution of the related Construction.

② GLAAM shall closely communicate and cooperate with the contractor of the related Construction work to ensure the smooth completion of the contracted work.

Article 5 (Payment)

Bio-X agrees to pay GLAAM on the payment date specified in the contract.

Article 6 (Quality Assurance)

①

In order for the related Construction to proceed smoothly, the GLAAM shall establish and operate a quality assurance system for the scope of GLAAMs cooperation to ensure that it is consistent with the specifications set forth in the related Construction, and GLAAM shall make sincere efforts to ensure quality and reliability.

②	In this contract, GLAAM undertakes to ensure that the product is free from defects and is responsible for any problems that may arise in the installation of the product.

Article 7 (Warranty for Construction Defects)

①

After the completion of the inspection of the construction object under this contract, the period of responsibility of GLAAM for the defect repair agreed upon by Bio-X and GLAAM shall be one year from the date of completion.

②

GLAAM shall issue a warranty insurance policy for an amount equal to 3% of the construction price, with ‘Bio-X as the insured, and submit it to Bio-X, provided, that the warranty insurance policy could be replaced by a memorandum of performance depending on the construction site.

③

GLAAM shall assume all responsibility for defects during the warranty period, and if a product is found to be defective, promptly inspect/diagnose the abnormality and repair it according to the cause of the defect.

④	Provided, that during the warranty period, defects caused by natural disasters, etc. are not be covered by the warranty, and shall be negotiated separately between the two companies.

Article 8 (Non-disclosure)

①	Bio-X and GLAAM shall not disclose the other party’s business and business secrets acquired through this contract to any third party without the other party’s consent.

②

Bio-X and GLAAM shall bear the obligations of Paragraph ① during the contract period of this contract, as well as after the completion or termination of the contract, and shall compensate the other party for damages in case of violation of the provisions of Paragraph ①.

Article 9 (Prohibition of Transfer of Rights and Obligations)

Neither party (Bio-X and GLAAM) shall assign or pledge any or all of its rights or obligations under this contract or any individual contract to any third party without the prior written consent of the other party.

Article 10 (Cancellation or Termination of the Contract)

①	Bio-X or GLAAM may cancel or terminate the contract in whole or in part in writing if any of the following items fall under 1, 2, 3;

1. GLAAM delays the commencement and completion of construction without justifiable cause.

2. It is recognized that the construction cannot be completed within the time frame due to obvious reasons attributable to GLAAM.

3. Bio-X or GLAAM violates other contractual provisions, and it is recognized that the purpose of the contract cannot be achieved due to the violation.

②

If the contract is canceled or terminated in accordance with the provisions of the preceding paragraph, the responsible party shall be liable to compensate the other party for damages. Provided, that the liability for compensation shall be exempted if it is due to force majeure.

Article 12 (Others)

①	Bio-X shall cooperate with GLAAM in all necessary measures to ensure the smooth progress of this business.

②	The parties may mutually agree to change or modify this contract.

③	For matters not stipulated in this Agreement, Bio-X and GLAAM may agree on an equal footing to establish special terms and conditions.

④

Bio-X and GLAAM shall comply with the provisions of the Framework Act on the Construction Industry, Fair Transactions in Subcontracting Act, and related laws and regulations in the construction of the related Construction and the performance of this contract.

Article 13 (Resolution of Dispute)

In principle, disputes arising from this contract shall be resolved by mutual agreement, and disputes that cannot be resolved between the parties shall be finally resolved by arbitration by an arbitration institution in accordance with the Arbitration Act.

Article 14 (Jurisdictional Courts)

In the event of a dispute between Bio-X and GLAAM, any lawsuit shall be subject to the jurisdiction of Bio-X.

Article 15 (Effective Period)

The parties to the contract shall enter into the contract as described above, and shall execute two copies of the contract and keep one copy each, and the contract shall take legal effect immediately after being sealed by both parties.

ANNEX A

Item Specification

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